Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 (Amendment #6), of our report dated May 7, 2012, relating to the financial statements of Braeden Valley Mines, Inc. as of December 31, 2011 and 2010, for the two years ended December 31, 2011, and for the period from August 11, 2008 (inception) to December 31, 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Madsen & Associates  CPA’s, Inc.
Murray, Utah
June 13, 2012